Exhibit 99.1

LNB Bancorp, Inc. Reports Second Quarter 2015 Results:

  Net Income Available to Common Shareholders of $2.3 million, an increase of 11.8% as compared to the same quarter one year ago.
  Loan balances grew by $26.5 million and deposits grew by $2.3 million as compared to the same quarter one year ago.
  Nonperforming assets declined by $4.4 million, a decrease of 21% from the second quarter a year ago. No loan loss provision was taken for the quarter ended June 30, 2015.
  On June 16, 2015, LNB Bancorp shareholders approved the merger with Northwest Bancshares. The transaction is expected to close on August 14, 2015, subject to customary closing conditions. Pre-tax merger related expenses of $138,000 were incurred during the quarter ended June 30, 2015 and $268,000 for the six month period in 2015.

LORAIN, Ohio--(BUSINESS WIRE)--August 4, 2015--LNB Bancorp, Inc. (NASDAQ: LNBB) (“LNB” or the “Company”) today reported financial results for the second quarter 2015. Net income available to common shareholders was $2.3 million or $0.23 per common share, compared to $2.0 million, or $0.21 per common share, for the year ago quarter. For the first six months of 2015, net income available to common shareholders was $4.1 million, or $0.43 per common share, compared to $3.6 million, or $0.37 per common share for the first six months of last year.

“LNB had a successful quarter on all fronts,” stated Daniel E. Klimas, president and chief executive officer of LNB Bancorp. “We grew loan balances, reduced non-performing loans and managed our expenses well.”

Net interest income was $8.9 million for the second quarter of 2015, compared to $9.2 million in the second quarter of the prior year, a decrease of 3.9%. The net interest margin, on a fully taxable equivalent basis, for the second quarter of 2015 was 3.10%, a decline of 17 basis points from the second quarter of 2014. The continued low growth environment and sustained low rates coupled with a change in the mix of the balance sheet contributed to the margin compression.

Noninterest income was $3.1 million in the second quarter of 2015, compared to $3.3 million in the second quarter of the previous year. The gain on sale of loans was $704,000 this quarter.

Loan balances grew by $26.5 million or 2.9% compared to the second quarter of 2014, led by the commercial and indirect auto loan portfolios.

Noninterest expense was $8.9 million, compared to $8.8 million in the second quarter of 2014.

In connection with the pending merger with Northwest Bancshares, the Corporation recognized $138,000 in pre-tax merger-related expense during the second quarter and $268,000 during the first six months of 2015.

The Company continued to make progress on improving credit quality in the second quarter of 2015, as non-performing assets declined $4.4 million from the same quarter in 2014. The ratio of non-performing assets to total assets at June 30, 2015 was 1.33%, down from 1.69% at June 30, 2014.

No provision for loan losses was taken in the second quarter of 2015, as compared to a provision of $893,000 taken in the second quarter of 2014, reflecting the Company’s improvement in credit quality and net loss history. Net charge-offs were $868,000 for the second quarter of 2015, or 0.37% of average loans (annualized), compared to $960,000, or 0.42% of average loans (annualized), in the second quarter of 2014.

Total assets at June 30, 2015 were $1.24 billion, unchanged from June 30, 2014. Total deposits at June 30, 2015 were $1.05 billion, unchanged from June 30, 2014. The Company continued to maintain capital levels in excess of the regulatory requirements to be categorized as “well capitalized”.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and its Morgan Bank division serve customers through 21 retail-banking locations and 30 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to: a worsening of economic conditions or slowing of any economic recovery, which could negatively impact, among other things, business activity and consumer spending and could lead to a lack of liquidity in the credit markets; changes in the interest rate environment which could reduce anticipated or actual margins; increases in interest rates or further weakening of economic conditions that could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans; market conditions or other events that could negatively affect the level or cost of funding, affecting the Company’s ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth, and new business transactions at a reasonable cost, in a timely manner and without adverse consequences; changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company’s financial condition (such as, for example, the Dodd-Frank Act and rules and regulations that have been or may be promulgated under the Act); persisting volatility and limited credit availability in the financial markets, particularly if market conditions limit the Company’s ability to raise funding to the extent required by banking regulators or otherwise; significant increases in competitive pressure in the banking and financial services industries, particularly in the geographic or business areas in which the Company conducts its operations; limitations on the Company’s ability to return capital to shareholders, including the ability to pay dividends, and the dilution of the Company’s common shares that may result from, among other things, any capital-raising or acquisition activities of the Company; adverse effects on the Company’s ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions; general economic conditions becoming less favorable than expected, continued disruption in the housing markets and/or asset price deterioration, which have had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company’s balance sheet; increases in deposit insurance premiums or assessments imposed on the Company by the FDIC; a failure of the Company’s operating systems or infrastructure, or those of its third-party vendors, that could disrupt its business; risks that are not effectively identified or mitigated by the Company’s risk management framework; and difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; as well as the risks and uncertainties described from time to time in the Company’s reports as filed with the SEC. In addition, expected cost savings, synergies and other financial benefits from the anticipated merger with Northwest Bancshares might not be realized within the expected time frame and costs or difficulties relating to integration matters and completion of the merger might be greater than expected. The Company may have difficulty retaining key employees during the pendency of the merger.

The Company undertakes no obligation to update or clarify forwardlooking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At June 30, 2015	At December 31, 2014
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from banks	$30,810	$17,927
Federal funds sold and interest bearing deposits in banks	2,291	6,215
Cash and cash equivalents	33,101	24,142
Securities available for sale, at fair value	208,243	217,572
Restricted stock	5,741	5,741
Loans held for sale	4,050	10,483
Loans:
Portfolio loans	933,838	930,025
Allowance for loan losses	(15,929)	(17,416)
Net loans	917,909	912,609
Bank premises and equipment, net	9,235	9,173
Other real estate owned	793	772
Bank owned life insurance	19,835	19,757
Goodwill, net	21,582	21,582
Intangible assets, net	254	321
Accrued interest receivable	3,512	3,635
Other assets	14,100	10,840
Total Assets	$1,238,355	$1,236,627

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$148,939	$158,476
Savings, money market and interest-bearing demand	459,951	436,271
Certificates of deposit	442,331	440,178
Total deposits	1,051,221	1,034,925
Short-term borrowings	635	10,611
Federal Home Loan Bank advances	47,027	54,321
Junior subordinated debentures	16,238	16,238
Accrued interest payable	613	596
Accrued taxes, expenses and other liabilities	4,681	4,597
Total Liabilities	1,120,415	1,121,288
Shareholders' Equity
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, no shares were issued at June 30, 2015 and no shares were issued at December 31, 2014.	-	-
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 10,008,169 at June 30, 2015 and 10,002,139 at December 31, 2014.	10,008	10,002
Additional paid-in capital	51,627	51,441
Retained earnings	64,096	60,568
Accumulated other comprehensive loss	(1,430)	(495)
Treasury shares at cost, 347,349 shares at June 30, 2015 and 336,745 at December 31, 2014	(6,361)	(6,177)
Total Shareholders' Equity	117,940	115,339
Total Liabilities and Shareholders' Equity	$1,238,355	$1,236,627

Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$9,008	$9,188	$17,932	$18,116
Securities:				-
U.S. Government agencies and corporations	890	1,040	1,829	2,068
State and political subdivisions	294	310	510	613
Other debt and equity securities	67	67	134	184
Federal funds sold and short-term investments	2	7	5	24
Total interest income	10,261	10,612	20,410	21,005

Interest Expense
Deposits	1,067	1,023	2,089	2,105
Federal Home Loan Bank advances	138	157	279	312
Short-term borrowings	6	27	6	53
Junior subordinated debenture	170	169	339	338
Total interest expense	1,381	1,376	2,713	2,808
Net Interest Income	8,880	9,236	17,697	18,197
Provision for Loan Losses	-	893	-	1,793
Net interest income after provision for loan losses	8,880	8,343	17,697	16,404

Noninterest Income
Investment and trust services	450	456	872	856
Deposit service charges	777	849	1,545	1,619
Other service charges and fees	716	738	1,382	1,491
Income from bank owned life insurance	473	173	644	342
Other income (loss)	(2)	106	96	257
Total fees and other income	2,414	2,322	4,539	4,565
Securities Gains (Loss), net	-	(5)	192	(5)
Gains on sale of loans	704	890	1,364	1,593
Loss on sale of other assets, net	7	44	7	10
Total noninterest income	3,125	3,251	6,102	6,163

Noninterest Expense
Salaries and employee benefits	4,589	4,510	9,236	9,105
Furniture and equipment	1,325	1,177	2,611	2,325
Net occupancy	593	603	1,202	1,216
Professional fees	411	426	855	920
Marketing and public relations	433	390	818	790
Supplies, postage and freight	154	218	415	432
Telecommunications	167	162	324	313
Ohio Financial tax	210	223	420	447
Intangible asset amortization	34	34	67	67
FDIC assessments	232	261	455	533
Other real estate owned	28	37	35	61
Loan and collection expense	297	372	612	670
Other expense	422	385	1,034	778
Total noninterest expense	8,895	8,798	18,084	17,657
Income before income tax expense	3,110	2,796	5,715	4,910
Income tax expense	849	773	1,607	1,281
Net Income	$2,261	$2,023	$4,108	$3,629
Dividends and accretion on preferred stock	-	-	-	35
Net Income Available to Common Shareholders	$2,261	$2,023	$4,108	$3,594

Net Income Per Common Share
Basic	$0.23	$0.21	$0.43	$0.37
Diluted	0.23	0.21	0.42	0.37
Dividends declared	0.03	0.01	0.06	0.02
Average Common Shares Outstanding
Basic	9,650,490	9,626,420	9,645,215	9,620,806
Diluted	9,751,825	9,643,892	9,741,560	9,637,814

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	December 31,	June 30,	June 30,	June 30,
END OF PERIOD BALANCES	2015	2015	2014	2014	2015	2014
Cash and Cash Equivalents	$33,101	$64,920	$24,142	$47,795	$33,101	$47,795
Securities	208,243	203,848	217,572	219,422	208,243	219,422
Restricted stock	5,741	5,741	5,741	5,741	5,741	5,741
Loans held for sale	4,050	4,652	3,646	2,856	4,050	2,856
Portfolio loans	933,838	924,403	930,025	907,365	933,838	907,365
Allowance for loan losses	15,929	16,797	17,416	17,430	15,929	17,430
Net loans	917,909	907,606	912,609	889,935	917,909	889,935
Other assets	69,311	69,682	72,917	71,093	69,311	71,093
Total assets	$1,238,355	$1,256,449	$1,236,627	$1,236,842	$1,238,355	$1,236,842
Total deposits	1,051,221	1,069,011	1,034,925	1,048,938	1,051,221	1,048,938
Other borrowings	63,900	63,849	81,170	66,413	63,900	66,413
Other liabilities	5,294	6,059	5,193	11,003	5,294	11,003
Total liabilities	1,120,415	1,138,919	1,121,288	1,126,354	1,120,415	1,126,354
Total shareholders' equity	117,940	117,530	115,339	110,488	117,940	110,488
Total liabilities and shareholders' equity	$1,238,355	$1,256,449	$1,236,627	$1,236,842	$1,238,355	$1,236,842

AVERAGE BALANCES
Assets:
Total assets	$1,256,363	$1,240,485	$1,233,457	$1,236,203	$1,248,468	$1,235,296
Earning assets*	1,168,604	1,157,066	1,160,953	1,154,063	1,162,867	1,152,291
Securities	208,491	206,665	219,861	223,198	207,582	220,491
Portfolio loans	937,440	925,565	924,216	907,851	929,342	907,350
Liabilities and shareholders' equity:
Total deposits	$1,069,116	$1,052,598	$1,047,688	$1,056,144	$1,060,903	$1,056,062
Interest bearing deposits	903,926	881,380	876,897	905,838	892,716	908,076
Interest bearing liabilities	968,142	948,111	943,339	972,784	958,182	975,414
Total shareholders' equity	117,631	116,017	114,135	108,624	116,829	107,657

INCOME STATEMENT
Total Interest Income	$10,261	$10,149	$10,648	$10,612	$20,410	$21,005
Total Interest Expense	1,381	1,332	1,370	1,376	2,713	2,808
Net interest income	8,880	8,817	9,278	9,236	17,697	18,197
Provision for loan losses	-	-	600	893	-	1,793
Other income	2,414	2,125	2,435	2,322	4,539	4,565
Net gain on sale of assets	711	852	956	929	1,563	1,598
Noninterest expense	8,895	9,189	9,907	8,798	18,084	17,657
Income before income taxes	3,110	2,605	2,162	2,796	5,715	4,910
Income tax expense	849	758	660	773	1,607	1,281
Net income	2,261	1,847	1,502	2,023	4,108	3,629
Preferred stock dividend and accretion	-	-	-	-	-	35
Net income available to common shareholders	$2,261	$1,847	$1,502	$2,023	$4,108	$3,594
Common cash dividend declared and paid	$290	$290	$290	$97	$580	$194

Net interest income-FTE (1)	$9,029	$8,923	$9,436	$9,396	$17,953	$18,513
Total Operating Revenue (4)	$12,154	$11,900	$12,827	$12,647	$24,055	$24,676

	Three Months Ended				Six Months Ended
	June 30,	March 31,	December 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2014	2015	2014
PER SHARE DATA
Basic net income per common share	$0.23	$0.19	$0.16	$0.21	$0.43	$0.37
Diluted net income per common share	0.23	0.19	0.15	0.21	0.43	0.37
Cash dividends per common share	0.03	0.03	0.03	0.01	0.06	0.02
Book value per common shares outstanding	12.21	12.17	11.93	11.43	12.21	11.43
Tangible book value per common shares outstanding**	9.95	9.91	9.67	9.49	9.95	9.49
Period-end common share market value	18.50	17.84	18.03	12.18	18.50	12.18
Market as a % of tangible book	185.97%	180.11%	186.51%	128.36%	185.97%	128.36%
Basic average common shares outstanding	9,650,490	9,639,880	9,626,842	9,626,420	9,645,215	9,620,806
Diluted average common shares outstanding	9,751,825	9,738,594	9,692,425	9,643,892	9,741,560	9,637,814
Common shares outstanding	9,660,820	9,657,660	9,665,394	9,664,972	9,660,820	9,664,972

KEY RATIOS
Return on average assets (2)	0.72%	0.60%	0.48%	0.66%	0.66%	0.59%
Return on average common equity (2)	7.71%	6.46%	5.22%	7.47%	7.09%	6.80%
Efficiency ratio	73.19%	77.22%	77.24%	69.57%	75.18%	71.56%
Noninterest expense to average assets (2)	2.84%	3.00%	3.19%	2.85%	2.92%	2.88%
Average equity to average assets	9.36%	9.35%	9.25%	8.79%	9.36%	8.72%
Net interest margin (FTE) (1)	3.10%	3.13%	3.22%	3.27%	3.11%	3.24%
Common stock dividend payout ratio	12.94%	15.82%	19.36%	4.79%	14.09%	5.38%
Common stock market capitalization	$178,725	$172,293	$174,267	$117,719	$178,725	$117,719

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$16,797	$17,416	$17,432	$17,497	$17,416	$17,505
Provision for loan losses	-	-	600	893	-	1,793
Charge-offs	965	693	937	1,033	1,658	2,032
Recoveries	97	74	321	73	171	164
Net charge-offs	868	619	616	960	1,487	1,868
Allowance for loan losses, end of period	$15,929	$16,797	$17,416	$17,430	$15,929	$17,430

Nonperforming Assets
Nonperforming loans	$15,681	$16,988	$16,578	$19,907	$15,681	$19,907
Other real estate owned	793	772	772	1,016	793	1,016
Total nonperforming assets	$16,474	$17,760	$17,350	$20,923	$16,474	$20,923

Ratios
Total nonperforming loans to total loans	1.68%	1.84%	1.78%	2.19%	1.68%	2.19%
Total nonperforming assets to total assets	1.33%	1.41%	1.40%	1.69%	1.33%	1.69%
Net charge-offs to average loans (2)	0.37%	0.27%	0.26%	0.42%	0.32%	0.42%
Provision for loan losses to average loans (2)	0.00%	0.00%	0.26%	0.39%	0.00%	0.40%
Allowance for loan losses to portfolio loans	1.71%	1.82%	1.87%	1.92%	1.71%	1.92%
Allowance to nonperforming loans	101.58%	98.88%	105.05%	87.56%	101.58%	87.56%
Allowance to nonperforming assets	96.69%	94.58%	100.38%	83.31%	96.69%	83.31%

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets**	7.90%	7.75%	7.69%	7.29%	7.90%	7.29%
Average equity to assets	9.36%	9.35%	9.25%	8.79%	9.36%	8.72%
Average equity to loans	12.55%	12.53%	12.35%	11.96%	12.57%	11.86%
Average loans to deposits	87.68%	87.93%	88.21%	85.96%	87.60%	85.92%
Tier 1 leverage ratio (3)	9.21%	9.19%	9.10%	8.77%	9.21%	8.77%
Tier 1 risk-based capital ratio (3)	11.18%	10.86%	11.26%	11.17%	11.18%	11.17%
Total risk-based capital ratio (3)	12.43%	12.11%	12.51%	12.43%	12.43%	12.43%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized

(3) The June 30, 2015 and March 31, 2015 Tier I leverage ratio was prepared under Basel III capital requirements, which were effective January 1, 2015. Prior year ratios were prepared under Basel I requirements.

(4) Net interest income on a fully tax-equivalent basis ("FTE") plus noninterest income from operations
* Earning Assets includes Loans Held for Sale
** Non-GAAP measures.

** Non-GAAP Financial Measures - Statements included in this press release include non-GAAP financial measures. The Corporations use of these non-GAAP financial measures, includes the period-end tangible common equity to assets ratio, in their analysis of the company's performance. Period-end tangible common equity excludes preferred stock as well as goodwill and other intangible assets, net, from total stockholders' equity. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Corporation. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Corporation’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, 440-244-7126
Senior Vice President